Filed Pursuant to Rule 424(b)(3)
Registration No. 333-191106

HINES GLOBAL REIT II, INC.
SUPPLEMENT NO. 5 DATED FEBRUARY 25, 2015
TO THE PROSPECTUS DATED DECEMBER 12, 2014

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Hines Global REIT II, Inc., dated December 12, 2014 (the “Prospectus”), Supplement No. 1, dated December 24, 2014, Supplement No. 2, dated December 30, 2014, Supplement No. 3, dated January 8, 2015, and Supplement No. 4, dated February 5, 2015. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update Appendix B to the Prospectus.

A. Updates to Appendix B

Appendix B is hereby updated and replaced with the form of Subscription Agreement and the form of multi-offering subscription agreement which are attached to this Supplement as Appendices B-1 and B-2, respectively. Appendices B-1 and B-2 replace Appendix B to the Prospectus in its entirety.

Appendix B-1

Hines Global REIT II

SUBSCRIPTION AGREEMENT FOR SHARES OF HINES GLOBAL REIT II

1 YOUR INITIAL INVESTMENT Make all checks* payable to: Hines Global REIT II

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Investment Amount $
(The minimum investment is $2,500)

☐ Initial Purchase
☐ Subsequent Purchase

SHARE CLASS A

Select if Applicable

☐ **A. Rights of Accumulation** Please link the tax identification numbers or account numbers listed for rights of accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN(s) or Account Number(s)

☐ **B. Net Commission Purchases** Please check this box if you are eligible for a Net Commission Purchase. Net commission purchases are available to: employees (and their spouses, parents and minor children) of a Broker-Dealer, employees (and their spouses, parents and minor children) of Hines and its affiliates, participants in a wrap account or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, endowment, foundation, pension fund, etc.

2 OWNERSHIP TYPE *(Select only one)*

Non-Custodial Account Type

BROKERAGE ACCOUNT NUMBER ______________________

☐ INDIVIDUAL OR JOINT TENANT WITH RIGHTS OF SURVIVORSHIP

☐ TRANSFER ON DEATH *Optional designation. Not available for Louisiana residents. See Section 3D.*

☐ TENANTS IN COMMON

☐ COMMUNITY PROPERTY

☐ UNIFORM GIFT/TRANSFER TO MINORS

State of__________________

☐ PENSION PLAN *Include Certification of Investment Powers Form*

☐ TRUST *Include Certification of Investment Powers Form*

☐ CORPORATION / PARTNERSHIP / OTHER

Corporate Resolution or Partnership Agreement Required

Third Party Custodial Account Type

CUSTODIAN ACCOUNT NUMBER ______________________

☐ IRA

☐ ROTH IRA

☐ SEP IRA

☐ SIMPLE IRA

☐ OTHER ____________________________

CUSTODIAN INFORMATION *(To be completed by Custodian)*

CUSTODIAN NAME______________________________

CUSTODIAN TAX ID # ____________________________

CUSTODIAN PHONE # ____________________________

3 INVESTOR INFORMATION

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*

*(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)*

First Name	(MI)	Last Name	Gender
Social Security Number	Date of Birth (MM/DD/YYYY)		Daytime Phone Number
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

______________________ Country of Citizenship

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name	(MI)	Last Name	Gender
Social Security Number	Date of Birth (MM/DD/YYYY)		Daytime Phone Number
Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

______________________ Country of Citizenship

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3 INVESTOR INFORMATION *(continued)*

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name | Tax ID Number | Date of Trust

Entity Type *(Select one. **Required**)*

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership

☐ Other ____

Exemptions

(See Form W-9 instructions at www.irs.gov)

Exempt payee code *(if any)* ___________

Exemption from FATCA reporting code *(if any)* ____________________

D. Transfer on Death Beneficiary Information *(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)*

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%

4 MAILING ADDRESS *(If different than residential street address provided in Section 3A)*

Address | City | State | Zip Code

5 SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS *(Select only one)*

Complete this section to enroll in the Distribution Reinvestment Plan or to elect to receive cash distributions.

I hereby subscribe for Share of Hines Global REIT II and elect the distribution option indicated below:

A. ☐ **Distribution Reinvestment Plan** *(See Prospectus for details)*

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

B. ☐ **Cash/Check Mailed to the address set forth above** *(Available for Non-Custodial Investors only.)*

C. ☐ **Cash/Check Mailed to Third Party/Custodian**

Name/Entity Name/Financial Institution | Mailing Address

City | State | Zip Code | Account Number *(Required)*

D. ☐ **Cash/Direct Deposit** Attach a pre-printed voided check. *(Non-Custodian Investors Only)*

I authorize Hines Global REIT II or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hines Global REIT II in writing to cancel it. In the event that Hines Global REIT II deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name | Mailing Address | City | State

Your Bank's ABA Routing Number | Your Bank Account Number

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

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❻ BROKER-DEALER/FINANCIAL ADVISOR INFORMATION *(Required Information. All fields must be completed)*

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker-Dealer	Financial Advisor Name	
Advisor Mailing Address		
City	State	Zip Code
Financial Advisor Number / Branch Number	Telephone Number	
E-mail Address	Fax Number	

Please note that unless previously agreed to in writing by Hines Global REIT II, all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s) which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

X ______________________ ________ X ______________________ ________

Financial Advisor Signature | *Date* | *Branch Manager Signature (If required by Broker-Dealer)* | *Date*

❼ SUBSCRIBER SIGNATURES

Hines Global REIT II is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines Global REIT II may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global REIT II to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

(a) A copy of the Final Prospectus was delivered to me at least five business days before the date of this agreement. *Initials* *Initials*

(b) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. *Initials* *Initials*

(c) In addition to the general suitability requirements described above in 7(b), I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." *Initials* *Initials*

(d) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. *Initials* *Initials*

(e) I am purchasing the Shares for my own account. *Initials* *Initials*

(f) If I am an **Alabama** resident, I have a liquid net worth of at least 10 times my investment in Hines Global REIT II and its affiliated programs. *Initials* *Initials*

(g) If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and in the securities of similar programs to not more than 10% of such investor's liquid net worth. For this purpose, "liquid net worth" is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities as determined in conformity with Generally Accepted Accounting Principles. *Initials* *Initials*

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7 SUBSCRIBER SIGNATURES *(continued)*

(h) If I am a **Kentucky** resident, I have a liquid net worth of at least 10 times my investment in the Shares.

Initials *Initials*

(i) If I am a **Massachusetts** resident, my investment in Hines Global REIT II and in other illiquid direct participation programs may not exceed 10% of my liquid net worth.

Initials *Initials*

(j) If I am a **Nebraska** resident, I must limit my investment in Hines Global REIT II and in securities of other similar programs to 10% of my net worth.

Initials *Initials*

(k) If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Hines Global REIT II, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.

Initials *Initials*

(l) If I am an **Ohio** resident, I understand that it shall be unsuitable of my aggregate investment in shares of Hines Global REIT II, affiliates of Hines Global REIT II, and in other non-traded real estate investment programs to exceed ten percent (10%) of my liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Initials *Initials*

I declare that the information supplied above is true and correct and may be relied upon by the Company. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Hines Investor Relations at the number indicated below.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (iii) I am a U.S. person (including a resident alien); and (iv) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X *Signature of Investor* *Date* X *Signature of Co-Investor or Custodian (if applicable)* *Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

8 MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Hines Global REIT II experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Hines Global REIT II and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines Global REIT II.

Before You Mail

Have You Completed all required information?
The Social Security Number, Date of Birth and Residential Street Address must be provided for ALL signers.
A Dividend Option must be selected.

Are you using a Third Party Custodian?
Paperwork must be submitted through the Custodian. Contact your Custodian for mailing instructions and any additional paperwork that might be required.

Are you opening a Trust or Entity type account?
Enclose additional required documentation as indicated in Section 2.

Are you requesting ACH Direct Deposit?
A pre-printed voided check is required.

For assistance completing this form, contact Hines Investor Relations at 888.220.6121

Mail to: Hines Global REIT II ■ P.O. Box 219010 ■ Kansas City, MO 64121-9010

Overnight Mail: Hines Global REIT II ■ 430 W. 7th St. ■ Kansas City, MO 64105

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Appendix B-2

NOT FOR USE IN AL, AR, KY, MD, MA, NC, NE, NJ, OR, SC, TN

Hines Global REIT II | HMS Income Fund

MULTI-OFFERING SUBSCRIPTION AGREEMENT

1 YOUR INITIAL INVESTMENT

This subscription is in the amount(s) and for the shares of Hines Global REIT II, Inc. ("Hines Global REIT II") and/or HMS Income Fund, Inc. ("HMS Income Fund" and, collectively with Hines Global REIT II, the "Hines Funds") as indicated below. **Investors should not sign this Multi-Offering Subscription Agreement unless they have received the current final prospectuses, as amended and supplemented to date (each individually a "Prospectus" and, collectively, the "Prospectuses") for the offerings of BOTH Hines Funds.**

For Hines Global REIT II investors, make all checks* payable to: Hines Global REIT II, Inc.

Hines Global REIT II Investment Amount
(The minimum investment is $2,500)
$
☐ Initial Purchase
☐ Subsequent Purchase

For HMS Income Fund investors, make all checks* payable to: HMS Income Fund, Inc.

HMS Income Fund Investment Amount
(The minimum investment is $2,500)
$
☐ Initial Purchase
☐ Subsequent Purchase

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

☐ **A. Rights of Accumulation** *(Not available across funds)*
Please link the tax identification numbers or account numbers listed below for rights of accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN(s) or Account Number(s)

☐ **B. Net Commission Purchases** Please check this box if you are eligible for a Net Commission Purchase. See Prospectus for details to determine if you qualify.

2 OWNERSHIP TYPE **Select only one account type.** *When investing in both Hines Global REIT II and HMS Income Fund, the account type selected will apply to both funds. If you wish to select different account types for each fund, two separate subscription agreements will be required.*

Non-Custodial Account Type

Brokerage Account Number ____________________

☐ Individual or Joint Tenant with Rights of Survivorship
  ☐ TRANSFER ON DEATH *Optional designation. Not available for Louisiana residents investing in either Hines Fund. Not available to Puerto Rico residents investing in HMS Income Fund. See Section 3D.*

☐ Tenants in Common
☐ Community Property
☐ Uniform Gift/Transfer to Minors *State of* ____________________
☐ Pension Plan *Include Certification of Investment Powers Form*
☐ Trust *Include Certification of Investment Powers Form*
☐ Corporation / Partnership / Other
Corporate Resolution or Partnership Agreement Required

Third Party Custodial Account Type

Custodian Account Number ____________________

☐ IRA
☐ Roth IRA
☐ SEP IRA
☐ Simple IRA
☐ Other ____________________

Custodian Information *(To be completed by Custodian)*

Custodian Name ____________________
Custodian Tax ID # ____________________
Custodian Phone # ____________________

3 INVESTOR INFORMATION

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*
(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name	(MI)	Last Name	Gender

Social Security Number	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***
☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*
____
Country of Citizenship

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3 INVESTOR INFORMATION *(continued)*

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name	(MI)	Last Name	Gender

Social Security Number	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State	Zip Code

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W8-BEN)*

______________________________ Country of Citizenship

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name	Tax ID Number	Date of Trust

Entity Type *(Select one. **Required**)*

☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership

☐ Other ______________________________

Exemptions

(See Form W-9 instructions at www.irs.gov)

Exempt payee code *(if any)* ___________

Exemption from FATCA reporting code *(if any)* ___________

D. Transfer on Death Beneficiary Information *(Individual or Joint Account with Rights of Survivorship only) Not available for Louisiana residents in either Hines Fund. Not available to Puerto Rico residents investing in HMS Income Fund. Beneficiary Date of Birth required. Whole percentages only; must equal 100%. If an investment is made in Hines Global REIT II and HMS Income Fund, the Transfer on Death Beneficiary designation will be applied to both Hines Funds, subject to the state restrictions noted above.*

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary_____%

4 MAILING ADDRESS *(If different than residential street address provided in Section 3A)*

Address	City	State	Zip Code

5 BROKER-DEALER/FINANCIAL ADVISOR INFORMATION *(Required Information. All fields must be completed)*

The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully offer and sell securities, including shares offered by this Multi-Offering Subscription Agreement, in the state designated as the investor's legal residence.

Broker-Dealer	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

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5 BROKER-DEALER/FINANCIAL ADVISOR INFORMATION *(continued)*

Please note that unless previously agreed to in writing by Hines Global REIT II and/or HMS Income Fund, as applicable, all sales of securities by the Hines Funds must be made through a broker-dealer, including when an RIA has introduced the sale. In all cases, this Section 5 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the broker-dealer with respect to sales of securities made through a broker-dealer, that with respect to the investment in shares of one or both of the Hines Funds being made by the investor pursuant to this Multi-Offering Subscription Agreement, they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of such shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of such shares in the Hines Funds; (iv) have delivered or made available to the investor by lawful means the Prospectuses of Hines Global REIT II and HMS Income Fund; (v) have reasonable grounds to believe that the investor is purchasing such shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of such shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the applicable Prospectus and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned financial advisor further represents and certifies that, in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

X ________________ ________ X ________________ ________

Financial Advisor Signature (Required) *Date* *Branch Manager Signature (If required by Broker-Dealer)* *Date*

6 SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTIONS *(Select only one)*

Complete this section to either enroll in the Distribution Reinvestment Plan or to elect to receive cash distributions for Hines Global REIT II and/or HMS Income Fund. **For custodial held accounts, if you elect cash distributions, the funds must be sent to the custodian**

A. HINES GLOBAL REIT II, INC.

- ☐ **Distribution Reinvestment Plan** *(See Hines Global REIT II Prospectus for details)*
- ☐ **Cash/Check Mailed to the address set forth above** *(Non-Custodial Investors only)*
- ☐ **Cash/Check Mailed to Third Party/Custodian** *(Complete Third Party/Custodian information in Section 6C below)*
- ☐ **Cash/Direct Deposit** *(Non-Custodial Investors only)* **REQUIRED—ATTACH A PRE-PRINTED VOIDED CHECK**

Financial Institution Name	ABA Routing Number	Bank Account Number

I authorize Hines Global REIT II or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hines Global REIT II in writing to cancel it. In the event that Hines Global REIT II deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

B. HMS INCOME FUND, INC.

- ☐ **Distribution Reinvestment Plan** *(See HMS Income Fund Prospectus for details)*
- ☐ **Cash/Check Mailed to the address set forth above** *(Non-Custodial Investors only)*
- ☐ **Cash/Check Mailed to Third Party/Custodian** *(Complete Third Party/Custodian information in Section 6C below)*
- ☐ **Cash/Direct Deposit** *(Non-Custodial Investors only)* **REQUIRED—ATTACH A PRE-PRINTED VOIDED CHECK**

Financial Institution Name	ABA Routing Number	Bank Account Number

I authorize HMS Income Fund, or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify HMS Income Fund, in writing to cancel it. In the event that HMS Income Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

C. Information to Mail Cash/Check to Third Party/Custodian ☐ Hines Global REIT II ☐ HMS Income Fund

Financial Institution Name	Mailing Address	City	State

Your Bank's ABA Routing Number	Your Bank Account Number

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7 SUBSCRIBER SIGNATURES

Hines Global REIT II and HMS Income Fund, as applicable, are required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish your stockholder record with their transfer agent. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. The Hines Funds may also ask to see other identifying documents. If you do not provide the information, Hines Global REIT II and/or HMS Income Fund may not be able to accept your subscription. By signing this Multi-Offering Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If the Hines Funds are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if the Hines Funds believe they have identified potentially criminal activity, the Hines Funds reserve the right to take action as they deem appropriate which may include closing your account. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global REIT II and/or HMS Income Fund, as applicable, to accept this subscription, I hereby represent and warrant as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND APPLICABLE ITEMS INITIALED

A. FOR INVESTORS IN ALL FUNDS *(Must be completed by both Hines Global REIT II and HMS Income Fund Investors)*

(a) A copy of the Prospectus of Hines Global REIT II and a copy of the Prospectus of HMS Income Fund were delivered to me at least five business days before the date of this agreement. *(required)* Initials Initials

(b) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. *(required)* Initials Initials

(c) I am purchasing the Shares for my own account. *(required)* Initials Initials

B. FOR INVESTORS IN HINES GLOBAL REIT II

(a) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. *(required)* Initials Initials

(b) In addition to the general suitability requirements described above in 7(B)(a), I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." *(required)* Initials Initials

(c) If I am an **Alabama** resident, I have a liquid net worth of at least 10 times my investment in Hines Global REIT II and its affiliated programs. Initials Initials

(c) If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and in the securities of similar programs to not more than 10% of such investor's liquid net worth. For this purpose, "liquid net worth" is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities as determined in conformity with Generally Accepted Accounting Principles. Initials Initials

(d) If I am a **Kentucky** resident, I have a liquid net worth of at least 10 times my investment in the Shares. Initials Initials

(e) If I am a **Massachusetts** resident, my investment in Hines Global REIT II and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. Initials Initials

(f) If I am a **Nebraska** resident, I must limit my investment in Hines Global REIT II and in securities of other similar programs to 10% of my net worth. Initials Initials

(g) If I am a **New Jersey** resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Hines Global REIT II, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. Initials Initials

(h) If I am an **Ohio** resident, I understand that it shall be unsuitable of my aggregate investment in shares of Hines Global REIT II, affiliates of Hines Global REIT II, and in other non-traded real estate investment programs to exceed ten percent (10%) of my liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Initials Initials

C. FOR INVESTORS IN HMS INCOME FUND

(a) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." *(required)* Initials Initials

(b) If I am a **Kansas** resident, I acknowledge that it is recommended by the Office of the Kansas Securities Commissioner that my aggregate investment in HMS Income Fund, Inc. Shares and similar investments should not exceed 10% of my "liquid net worth" which is that portion of the net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Initials Initials

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7 SUBSCRIBER SIGNATURES *(continued)*

I declare that the information supplied above is true and correct and may be relied upon by the Hines Funds. I acknowledge that the broker-dealer/financial advisor ("Broker-Dealer/Financial Advisor of record") indicated in Section 5 of this Multi-Offering Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Financial Advisor of record at any time by contacting Hines Investor Relations at the number indicated below.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this Multi-Offering Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; (iii) I am a U.S. person (including a resident alien); and (iv) the FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X		X	
Signature of Investor	*Date*	*Signature of Co-Investor or Custodian (if applicable)*	*Date*

8 (MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

MISCELLANEOUS

Each of Hines Global REIT II and HMS Income Fund requests that each investor that elects to have his or her distributions reinvested in its Distribution Reinvestment Plan notify it and the Broker-Dealer Financial Advisor of record in writing at any time there is a material change in his or her financial condition, including failure to meet the minimum income and net worth standards as imposed by the state in which he or she resides.

NO SALE OF SHARES MAY BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER YOU RECEIVE THE FINAL PROSPECTUSES OF BOTH HINES GLOBAL REIT II AND HMS INCOME FUND. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectuses in their entirety for a complete explanation of an investment in the shares of Hines Global REIT II and HMS Income Fund.

Before You Mail

Have You Completed all required information?
The Social Security Number, Date of Birth and Residential Street Address must be provided for ALL signers.
A Dividend Option must be selected.

Are you using a Third Party Custodian?
Paperwork must be submitted through the Custodian. Contact your Custodian for mailing instructions and any additional paperwork that might be required.

Are you opening a Trust or Entity type account?
Enclose additional required documentation as indicated in Section 2.

Are you requesting ACH Direct Deposit?
A pre-printed voided check is required.

For assistance completing this form, contact Hines Investor Relations at 888.220.6121

Mail to: Hines Investor Relations ■ P.O. Box 219010 ■ Kansas City, MO 64121-9010

Overnight Mail: Hines Investor Relations ■ 430 W. 7th St. ■ Kansas City, MO 64105

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CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES OF HINES GLOBAL REIT II OR HMS INCOME FUND.

Several states have established suitability requirements that are more stringent than the general standards for all investors described below. Shares will be sold to investors in these states only if they meet the special suitability standards set forth below. In each case, these special suitability standards exclude from the calculation of net worth the value of the investor's home, home furnishings and automobiles.

GENERAL STANDARDS FOR ALL INVESTORS

Investors must have either (a) a net worth of at least $250,000 or (b) an annual gross income of $70,000 and a minimum net worth of $70,000.

STATE-SPECIFIC STANDARDS FOR INVESTORS IN HINES GLOBAL REIT II

Kentucky, Missouri and Oregon — In addition to the general suitability standards, an investor must have a liquid net worth of at least 10 times such investor's investment in Hines Global REIT II's shares.

California, Michigan, North Dakota and Pennsylvania — In addition to the general suitability standards, an investor must have a net worth of at least 10 times such investor's investment in Hines Global REIT II's shares.

Alabama — In addition to the general suitability standards, an Alabama investor must have a liquid net worth of at least 10 times such Alabama resident's investment in Hines Global REIT II and its affiliated programs.

Iowa — An Iowa investor must have either (i) a minimum net worth of $100,000 (excluding the value of an investor's home, furnishings and automobiles) and an annual income of $85,000, or (ii) a minimum net worth of $350,000 (excluding the value of an investor's home, furnishings and automobiles). In addition, an Iowa investor's total investment in Hines Global REIT II, its affiliates and any other public, non-listed REIT may not exceed 10% of such investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of an investor's net worth (total assets exclusive of home, furnishings and automobiles) that is comprised of cash, cash equivalents and readily marketable securities.

Kansas — In addition to the general suitability standards, it is recommended that each investor limit such investor's total investment in Hines Global REIT II and in the securities of similar programs to not more than 10% of such investor's liquid net worth. For this purpose, "liquid net worth" is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities, as determined in conformity with Generally Accepted Accounting Principles.

Massachusetts — In addition to the general suitability standards, an investor's investment in Hines Global REIT II and in other illiquid direct participation programs may not exceed 10% of such investor's liquid net worth.

Maine — In addition to the general suitability standards, the Maine Office of Securities recommends that an investor's aggregate investment in the Hines Global REIT II offering and other direct participation investments not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Nebraska — In addition to the general suitability standards, a Nebraska investor must limit his or her investment in Hines Global REIT II and in securities of other similar programs to 10% of such investor's net worth.

New Jersey — A New Jersey Investor must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, an investor's investment in Hines Global REIT II, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico — In addition to the general suitability standards, an investor's investment in Hines Global REIT II, its affiliates and in any other public, non-listed real estate programs may not exceed ten percent (10%) of his, her or its liquid net worth. "Liquid net worth" is defined as that portion of net worth (total assets exclusive of home, furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Ohio — In addition, it shall be unsuitable for an Ohio investor's aggregate investment in Hines Global REIT II's shares, in shares of its affiliates, and in shares of other non-traded real estate investment programs to exceed ten percent (10%) of his, her, or its liquid net worth. "Liquid net worth" shall be defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

Tennessee — In addition to the general suitability standards, an investor's investment in Hines Global REIT II and other public real estate programs sponsored by its affiliates may not exceed 10% of such investor's net worth (exclusive of home, home furnishings and automobiles).

STATE-SPECIFIC STANDARDS FOR INVESTORS IN HMS INCOME FUND

Arizona — The term of this offering shall be effective for a period of one year with the ability to renew for additional periods of one year.

California, Michigan and New Mexico — In addition to the suitability standards above, an investor will limit his or her investment in HMS Income Fund, Inc. common stock to a maximum of 10% of his or her net worth.

Idaho — Investors who reside in the state of Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, an Idaho investor's total investment shall not exceed 10% of his or her liquid net worth. The calculation of liquid net worth shall include only cash plus cash equivalents. Cash equivalents include assets which may be convertible to cash within one year.

Iowa — Investors who reside in the state of Iowa must have either (i) a liquid net worth of $100,000 and annual gross income of $100,000 or (ii) a liquid net worth of $350,000. Additionally, an Iowa investor's total investment in HMS Income Fund, Inc. shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.

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Kansas — The Office of the Kansas Securities Commissioner recommends that you should limit your aggregate investment in HMS Income Fund, Inc. shares and other similar investments to not more than 10% of your liquid net worth. Liquid net worth is that portion of your total net worth (assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky — Investors who reside in the state of Kentucky must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, a Kentucky investor's total investment in HMS Income Fund, Inc. shall not exceed 10% of his or her liquid net worth.

Maine — The Maine Office of Securities recommends that an investor's aggregate investment in this offering and other similar offerings not exceed 10% of the investor's liquid net worth. For this purpose, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts — Investors who reside in the state of Massachusetts must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Massachusetts investor's total investment in HMS Income Fund, Inc. and other similar investments shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.

Nebraska — Nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000 and (ii) investor will not invest more than 10% of his or her net worth in this offering. For such investors, net worth should not include the value of one's home, home furnishings, or automobiles.

New Jersey — Investors who reside in the state of New Jersey must have either (i) a minimum annual gross income of $100,000 and a minimum liquid net worth of $100,000 or (ii) a minimum liquid net worth of $300,000. Additionally, a New Jersey investor's total investment in this offering and other similar offerings shall not exceed 10% of such investor's liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.

North Carolina — Investors who reside in the state of North Carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000.

North Dakota — HMS Income Fund, Inc. shares will only be sold to residents of North Dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards.

Ohio — It shall be unsuitable for an Ohio investor's aggregate investment in shares of the issuer, affiliates of the issuer, and in other non-traded business development companies to exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor's net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Oklahoma — Purchases by Oklahoma investors should not exceed 10% of their net worth (not including home, home furnishings and automobiles)

Oregon — In addition to the suitability standards above, the state of Oregon requires that each Oregon investor will limit his or her investment in HMS Income Fund, Inc. common stock to a maximum of 10% of his or her net worth (not including home, home furnishings or automobiles).

Tennessee — We must sell a minimum of $15,000,000 worth of shares before accepting subscriptions from residents of Tennessee. In addition, investors who reside in the state of Tennessee must have either (i) a minimum annual gross income of $100,000 and a minimum net worth of $100,000 or (ii) a minimum net worth of $500,000 exclusive of home, home furnishings and automobile. Additionally, Tennessee residents' investment must not exceed 10% of their liquid net worth.

Texas — Investors who reside in the state of Texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Texas investor's total investment in HMS Income Fund, Inc. shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.

Vermont — Investors who reside in the state of Vermont must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000 or (ii) a liquid net worth of $250,000 irrespective of gross annual income. Additionally, a Vermont investor's total investment in HMS Income Fund, Inc. shall not exceed 10% of his or her liquid net worth. For this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles.

EACH OF HMS INCOME FUND AND HINES GLOBAL REIT II INTENDS TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. EACH OF HMS INCOME FUND AND HINES GLOBAL REIT II HAS THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE APPLICABLE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS MULTI-OFFERING SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Multi-Offering Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

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